EXHIBIT 2.1











                     AGREEMENT AND PLAN OF MERGER

                             by and among

                       VERSAILLES CAPITAL CORP.,

                          AMERIMMUNE, INC.,
        A WHOLLY OWNED SUBSIDIARY OF VERSAILLES CAPITAL CORP.,

                                  AND

                      BRITISH LION MEDICAL, INC.

                                 dated

                           February 17, 1999

                            TABLE OF CONTENTS

Section 1.  The Merger . . . . . . . . . . . . . . . . . . . . . . . . .1
----------------------
     1.1  Actions to be Taken. . . . . . . . . . . . . . . . . . . . . .1
          -------------------
     1.2  Conversion of Target Securities. . . . . . . . . . . . . . . .2
          -------------------------------
     1.3  Exchange of Certificates . . . . . . . . . . . . . . . . . . .2
          ------------------------
     1.4  Fractional Shares. . . . . . . . . . . . . . . . . . . . . . .3
          -----------------
     1.5  Unexchanged Certificates . . . . . . . . . . . . . . . . . . .3
          ------------------------
     1.6  Legend on Parent Certificates Issued in Conversion of the
          ---------------------------------------------------------
          Target Common Stock. . . . . . . . . . . . . . . . . . . . . .3
          -------------------
     1.7  Filing of Merger Documents . . . . . . . . . . . . . . . . . .3
          --------------------------

Section 2.  Representations and Warranties of Target . . . . . . . . . .4
----------------------------------------------------
     2.1  Corporate Organization and Good Standing . . . . . . . . . . .4
          ----------------------------------------
     2.2  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .4
          --------------
     2.3  Authorization, Execution and Delivery. . . . . . . . . . . . .4
          -------------------------------------
     2.4  Financial Statements . . . . . . . . . . . . . . . . . . . . .4
          --------------------
     2.5  Absence of Undisclosed Liabilities . . . . . . . . . . . . . .5
          ----------------------------------
     2.6  Absence of Certain Changes . . . . . . . . . . . . . . . . . .5
          --------------------------
     2.7  Litigation, Etc. . . . . . . . . . . . . . . . . . . . . . . .5
          ---------------
     2.8  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .5
          ---------
     2.9  Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
          -----
     2.10 Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . .5
          -----------
     2.11 No Violation . . . . . . . . . . . . . . . . . . . . . . . . .5
          ------------
     2.12 Books and Records. . . . . . . . . . . . . . . . . . . . . . .5
          -----------------
     2.13 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . .6
          ----------
     2.14 Broker's or Finder's Fees. . . . . . . . . . . . . . . . . . .6
          -------------------------
     2.15 Due Diligence. . . . . . . . . . . . . . . . . . . . . . . . .6
          -------------

Section 3.  Representations and Warranties of Parent and Sub . . . . . .6
------------------------------------------------------------
     3.1  Corporate Organization . . . . . . . . . . . . . . . . . . . .6
          ----------------------
     3.2  Capitalization . . . . . . . . . . . . . . . . . . . . . . . .6
          --------------
     3.3  Financial Statements . . . . . . . . . . . . . . . . . . . . .7
          --------------------
     3.4  Absence of Undisclosed Liabilities . . . . . . . . . . . . . .7
          ----------------------------------
     3.5  Absence of Certain Changes . . . . . . . . . . . . . . . . . .7
          --------------------------
     3.6  Litigation . . . . . . . . . . . . . . . . . . . . . . . . . .7
          ----------
     3.7  Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . .7
          ---------
     3.8  Title. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
          -----
     3.9  Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . .7
          -----------
     3.10 No Violation . . . . . . . . . . . . . . . . . . . . . . . . .8
          ------------
     3.11 Authorization. . . . . . . . . . . . . . . . . . . . . . . . .8
          -------------
     3.12 Books and Records. . . . . . . . . . . . . . . . . . . . . . .8
          -----------------
     3.13 Disclosure.. . . . . . . . . . . . . . . . . . . . . . . . . .8
          ----------
     3.14 Broker's or Finder's Fees. . . . . . . . . . . . . . . . . . .8
          -------------------------
     3.15 Authorization, Execution and Delivery. . . . . . . . . . . . .8
          -------------------------------------
     3.16 Continuity of Business Enterprise. . . . . . . . . . . . . . .8
          ---------------------------------
     3.17 SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . .9
          -----------

Section 4.  Conduct of Target Pending the Effective Date . . . . . . . .9
--------------------------------------------------------
     4.1  Regular Course  of  Business . . . . . . . . . . . . . . . . .9
          ----------------------------
     4.2  Restricted Activities and Transactions . . . . . . . . . . . .9
          --------------------------------------

     4.3  Advice of Changes. . . . . . . . . . . . . . . . . . . . . . 10
          -----------------
     4.4  Access to Records and Properties . . . . . . . . . . . . . . 10
          --------------------------------

Section 5. Conduct of Parent and Sub Pending the Effective Date. . . . 10
---------------------------------------------------------------
     5.1  Regular Course  of  Business . . . . . . . . . . . . . . . . 10
          ----------------------------
     5.2  Restricted Activities and Transactions . . . . . . . . . . . 10
          --------------------------------------
     5.3  Advice of Changes. . . . . . . . . . . . . . . . . . . . . . 11
          -----------------
     5.4  Access to Records and Properties . . . . . . . . . . . . . . 11
          --------------------------------
     5.5  Guarantee of Sub Obligations . . . . . . . . . . . . . . . . 11
          ----------------------------

Section 6  MUTUAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . 12
---------------------------
     6.1  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 12
          ---------------
     6.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 12
          --------
     6.3  Agreement with Respect to Accounting Treatment . . . . . . . 12
          ----------------------------------------------
     6.4  Further Assurances . . . . . . . . . . . . . . . . . . . . . 12
          ------------------

Section 7. Conditions Precedent to Obligation of Target. . . . . . . . 12
-------------------------------------------------------
     7.1  Parent and Sub Representations and Warranties. . . . . . . . 13
          ---------------------------------------------
     7.2  Parent and Sub Covenants . . . . . . . . . . . . . . . . . . 13
          ------------------------
     7.3  Guarantee of Sub Obligations . . . . . . . . . . . . . . . . 13
          ----------------------------
     7.4  Opinion of Parent's Counsel. . . . . . . . . . . . . . . . . 13
          ---------------------------
     7.5  Accountant's Letter. . . . . . . . . . . . . . . . . . . . . 13
          -------------------

Section 8. Conditions Precedent to Obligation of Parent. . . . . . . . 14
-------------------------------------------------------
     8.1  Target's Representations and Warranties. . . . . . . . . . . 14
          ---------------------------------------
     8.2  Target's Covenants . . . . . . . . . . . . . . . . . . . . . 14
          ------------------
     8.3  Dissenting Shareholders of Target. . . . . . . . . . . . . . 14
          ---------------------------------
     8.4  Opinion of Target's Counsel. . . . . . . . . . . . . . . . . 14
          ---------------------------
     8.5  Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . 14
          -----------
     8.6  Accountant's Letter. . . . . . . . . . . . . . . . . . . . . 15
          -------------------
     8.7  Funding. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          -------

Section 10. Stand-still Agreement and Break-off Fee. . . . . . . . . . 15
---------------------------------------------------

Section 11. Notice of Events . . . . . . . . . . . . . . . . . . . . . 16
----------------------------

Section 12. Termination. . . . . . . . . . . . . . . . . . . . . . . . 16
-----------------------
     12.1 Circumstances of Termination . . . . . . . . . . . . . . . . 16
          ----------------------------
     12.2 Effect of Termination. . . . . . . . . . . . . . . . . . . . 16
          ---------------------

Section 13. General Provisions . . . . . . . . . . . . . . . . . . . . 17
------------------------------
     13.1 Further Assurances . . . . . . . . . . . . . . . . . . . . . 17
          ------------------
     13.2 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          ------
     13.3 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 17
          ----------------
     13.4 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          --------
     13.5 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 17
          -------------
     13.6 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . 17
          ----------
     13.7 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 17
          ------------

Section 14. Survival of Representations, Warranties and Agreements . . 17
------------------------------------------------------------------

Section 15. Indemnity Agreements of Parent and Target. . . . . . . . . 18
-----------------------------------------------------

Section 16. Other Agreements . . . . . . . . . . . . . . . . . . . . . 18
----------------------------
     16.1 Public Disclosure. . . . . . . . . . . . . . . . . . . . . . 18
          -----------------
     16.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
          -------
     16.3 Binding Effect . . . . . . . . . . . . . . . . . . . . . . . 19
          --------------
     16.4 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 19
          ----------------
     16.5 Schedules and Exhibits . . . . . . . . . . . . . . . . . . . 19
          ----------------------
     16.6 Applicable Law and Jurisdiction. . . . . . . . . . . . . . . 19
          -------------------------------
     16.7 No Benefit to Third Parties. . . . . . . . . . . . . . . . . 19
          ---------------------------
     16.8 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 19
          ------------
     16.9 Acknowledgments. . . . . . . . . . . . . . . . . . . . . . . 20
          ---------------


                        Exhibits and Schedules
                        ----------------------

Exhibit  1.1(b)       Articles of Incorporation for Sub
Exhibit  1.1(c)       By-laws for Sub
Schedule 1.1(d)       Officers and Directors of Surviving Corporation
Schedule 1.2(a)(2)    List of Target Options
Schedule 1.3          Target Shareholder Information
Schedule 1.6          List of Target Shareholder Restriction Agreements
Schedule 2.2          List of Target Subscription Agreements
Schedule 2.5          Liabilities of Target
Schedule 2.6          Material Changes to Target
Schedule 2.7          Litigation Matters of Target
Schedule 2.8          Contracts of Target
Schedule 2.9          Properties of Target
Schedule 3.2          List of Parent Option
Schedule 3.5          Material Changes to Parent and Sub
Schedule 3.6          Litigation Matters Pending for Parent and Sub
Schedule 3.7          Contracts of Parent and Sub
Schedule 3.8          Properties of Parent and Sub

                      AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of February 17, 1999, by and among Versailles Capital Corp., a Colorado corporation ("Parent"), Amerimmune, Inc., a newly formed Colorado corporation and wholly-owned subsidiary of Parent("Sub"), and British Lion Medical, Inc., a California corporation ("Target") (Sub and Target being hereinafter collectively referred to as the "Constituent Corporations").

                                RECITALS
                                --------

  A. The Boards of Directors of Parent, Sub and Target deem it advisable for the mutual benefit of Parent, Sub and Target, and their respective stockholders, that Parent acquire Target by the merger of Target into Sub under the terms and conditions hereinafter set forth, in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  B. The Boards of Directors of Parent, Sub and Target expect that this transaction will further certain of their business objectives and have adopted resolutions authorizing the transactions contemplated by this Agreement.

  NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties and covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:


                         Section 1.  The Merger
                         ----------------------

  1.1 ACTIONS TO BE TAKEN. Subject to the terms and conditions of this Agreement, including the fulfillment (or waiver) of all conditions to the obligations of the parties contained herein, at the Effective Time (as hereinafter defined) and pursuant to the laws of the States of Colorado and California, the following shall occur:

  (a) Target shall be merged with and into Sub (such transaction hereafter referred to as the "Merger"), and Sub shall be the surviving corporation (the "Surviving Corporation"). The separate existence and corporate organization of Target shall cease upon filing of the Articles of Merger with the Colorado Secretary of State and the California Secretary of State, and thereupon Sub and Target shall be a single corporation and will continue to be governed by the laws of the State of Colorado.

  (b) The Articles of Incorporation of Sub attached as EXHIBIT 1.1(b) hereto shall constitute the articles of incorporation of the Surviving Corporation.

  (c) The By-Laws of Sub in the form attached as EXHIBIT 1.1(c) shall constitute the by-laws of the Surviving Corporation.

  (d) The officers and directors of Parent and Sub shall resign as of the Effective Time and the persons set forth on SCHEDULE 1.1(d) shall be the officers and directors, respectively, of the Parent and the Surviving Corporation until their successors shall have been elected and qualified.

  (e) As soon as practicable following fulfillment or waiver of the conditions specified in Sections 7 and 8 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Section 12, the Constituent Corporations will cause the Agreement and Plan of Merger ("Merger Agreement") to be filed with the office of the Secretary of State of the State of Colorado, and will cause a copy of the Merger Agreement certified by the Secretary of State of Colorado, together with a Tax Clearance Certificate to be filed with the office of the Secretary of State of the State of California. Subject to and in accordance with the laws of the States of Colorado and California, the Merger will become effective at the date and time the Certificate of Merger is filed with the office of the Secretary of State of Colorado or such later time or date as may be specified in the Certificate of Merger (the "Effective Time"). Each of the parties will use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Sections 7 and 8 hereof.

  1.2 CONVERSION OF TARGET SECURITIES. The mode of carrying the merger into effect and the manner and basis of converting the shares of Target into shares of Parent are as follows:

  (a) For and in consideration of the exchange of all shares of Target Common Stock, no par value per share, issued and outstanding on the Effective Date:

  (1) Parent will issue and deliver to Sub sufficient shares of Common Stock, $.05 par value per share, to be transferred to shareholders of all issued and outstanding Target Common Stock so that the holders shall own not less than 97% of the issued and outstanding shares of Parent Common Stock subsequent to the Merger, based on the exchange rate of 7.13397 shares of Parent Common Stock in exchange for one (1) share of Target Common Stock issued and outstanding at the Effective Time.

  (2) Parent will assume the obligations of Target regarding all outstanding stock options to purchase shares of common stock on the same terms and conditions as required by Target, as listed on
         SCHEDULE 1.2(a)(2).

  (3) Each share of Target Common Stock which is issued and outstanding on the Effective Date shall, by virtue of the merger and without any action on the part of Target, be retired and cancelled.

  (b) Each certificate evidencing ownership of shares of Parent Common Stock issued and outstanding on the Effective Date shall continue to evidence ownership of the number of shares of Parent Common Stock.

  1.3 EXCHANGE OF CERTIFICATES. Each holder of an outstanding certificate or certificates theretofore representing shares of Target Common Stock shall surrender the same to Corporate Stock Transfer ("Exchange Agent"), Denver, Colorado, and shall receive in exchange a certificate or certificates representing the number of full shares of Parent Common Stock into which the shares of Target Common Stock represented by the certificate or certificates so surrendered shall have been converted. The name, address and amount of shares owned by each holder of Target Common Stock is set forth on SCHEDULE 1.3.

  1.4 FRACTIONAL SHARES. Fractional shares of Parent Common Stock shall not be issued.

  1.5 UNEXCHANGED CERTIFICATES. Until surrendered, each outstanding certificate which, prior to the Effective Date, represented Target Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the whole number of shares of Parent Common Stock into which it is to be converted, and no dividend or other distribution payable to holders of Parent Common Stock as of any date subsequent to the Effective Date shall be paid to the holders of outstanding certificates. There shall be paid to the record holders of the Target Common Stock certificates issued in exchange therefor the amount, without interest thereon, of dividends and other distributions which would have been payable with respect to the shares of Parent Common Stock represented thereby.

  1.6 LEGEND ON PARENT CERTIFICATES ISSUED IN CONVERSION OF THE TARGET COMMON STOCK. Each of the certificates representing shares of Parent Common Stock issued in conversion of the Target Common Stock as provided for herein shall bear the following legend:

    The securities represented by this Certificate have not been registered under the Securities Act of 1933 (the
    "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Corporation.

In addition, the certificates representing shares of Parent Common Stock issued in conversion of the Target Common Stock of certain shareholders shall bear further restrictions as set forth in SCHEDULE 1.6.

  1.7 FILING OF MERGER DOCUMENTS. As soon as practicable after the Closing Date, Sub and Target shall, in accordance with Section 1.1(e), cause the Merger Agreement to be filed with the Secretary of State of the State of Colorado and will cause a copy of the Merger Agreement certified by the Colorado Secretary of State, together with a Tax Clearance Certificate to be filed with the office of the Secretary of State of the State of California. Target, Sub and Parent will take such other and further actions as may be required by the applicable laws of Colorado and California in connection with such filing and in order to complete the Merger.

         Section 2.  Representations and Warranties of Target
         ----------------------------------------------------

  Target represents and warrants that:

  2.1 CORPORATE ORGANIZATION AND GOOD STANDING. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties. Target has no subsidiaries. Target has the requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. Target has previously delivered to Parent a true and complete copy of its Articles of Incorporation and Bylaws.

  2.2 CAPITALIZATION. The authorized capital stock of Target consists of 10,000,000 shares of Common Stock, no par value per share ("Target Common Stock"). As of the date of this Agreement, there are 4,750,000 shares of Target Common Stock issued and outstanding. All of the outstanding shares of Target Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth above, Target does not have any shares of its capital stock issued or outstanding. Target has the obligation pursuant to subscription agreements to issue 1,070,000 shares of its capital stock as disclosed on SCHEDULE 2.2. Except as disclosed on
SCHEDULE 1.2(a)(2), there are no options, warrants or rights outstanding to purchase shares of Target Common Stock.

  2.3 AUTHORIZATION, EXECUTION AND DELIVERY. Target has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and shareholders, and no other corporate proceedings on the part of Target is necessary to authorize this Agreement and the transactions contemplated hereby. Target is not subject to or obligated under any charter, by-law or contract provision or any note, mortgage, lease, agreement, bond, indenture, instrument, license, franchise or permit, or subject to any order, judgment, injunction, writ or decree, which would be breached or violated by the execution or consummation of this Agreement. Other than in connection with or in compliance with the provisions and requirements of the laws of the State of California, the 1933 Act, and the securities or blue sky laws of the various states, no authorization, consent or approval of, or filing with, any public body or authority is necessary for the completion by Target of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals or filings, the failure to obtain or make which would not have a material adverse effect on Target's business.

  2.4 FINANCIAL STATEMENTS. Target's unaudited balance sheet as of December 31, 1998, and the related statements of income and retained earnings for the year ended December 31, 1998, copies of which are to be delivered by Target to Parent, fairly present the financial condition of Target as of said dates and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles consistently applied for the periods covered and shall comply in form and substance with applicable rules and regulations of the United States Securities and Exchange Commission ("SEC").

  2.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Target's balance sheet as of December 31, 1998, Target did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"). All Liabilities incurred subsequent to December 31, 1998 are set forth in SCHEDULE 2.5 hereto.

  2.6 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 2.6, there has been no material adverse change in the business, properties or financial condition of Target since December 31, 1998.

  2.7 LITIGATION, ETC. Except as disclosed on SCHEDULE 2.7, there is no litigation, proceeding or investigation pending or, to the knowledge of Target, threatened against Target which if successful might result in a material adverse change in the business, properties or financial condition of Target or which questions the validity or legality of this Agreement or of any action taken or to be taken by Target in connection with this Agreement.

  2.8 CONTRACTS. Except as disclosed on SCHEDULE 2.8, Target is not a party to any material contract not in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement.

  2.9 TITLE. Target has good and marketable title to all property included in the balance sheet of Target as of December 31, 1998, other than property disposed of in the ordinary course of business after said date. Except as disclosed on SCHEDULE 2.9, the properties of Target as previously disclosed in writing to Parent, including its rights to all patents, know how and intellectual property relating to its pharmaceutical products, are not subject to any mortgage, encumbrance or lien of any kind except minor encumbrances which do not materially interfere with the use of the property in the conduct of the business of Target.

  2.10 TAX RETURNS. Target has timely filed all required federal, state and local tax returns and has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

  2.11 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of Target is subject or by which is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Target's properties, business operations or financial condition.

  2.12 BOOKS AND RECORDS. The corporate minute books, stock certificate books, stock registers and other corporate records of Target are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

  2.13 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Target or by any of Target's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to Target which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to Parent in connection with the transactions contemplated by this Agreement.

  2.14 BROKER'S OR FINDER'S FEES. No broker, finder or similar intermediary is entitled to fees in connection with the transactions contemplated by this Agreement by virtue of any action or agreement of Target.

  2.15 DUE DILIGENCE. Target has completed its due diligence review of Parent.

     Section 3.  Representations and Warranties of Parent and Sub
     ------------------------------------------------------------


  Parent and Sub represent and warrant that:

  3.1 CORPORATE ORGANIZATION. Parent and Sub, the sole subsidiary of Parent, are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has all requisite corporate power and authority to own, operate and lease its properties and to conduct its business as it is now being conducted. Parent is duly qualified or licensed as a foreign corporation in each other jurisdiction where it owns or leases substantial properties, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or businesses of Parent taken as a whole. Parent and Sub have each delivered to Target a true and complete copy of their Articles of Incorporation and By-Laws.

  3.2    CAPITALIZATION.

  (a) Parent's authorized capital stock consists of 6 billion shares of Common Stock, $.05 par value per share, of which 1,284,116 shares are issued and outstanding, fully paid and nonassessable. There are no options, warrants or rights outstanding to purchase shares of Parent Common Stock from Parent.

  (b) Except as set forth above, Parent does not have any shares of its capital stock issued or outstanding. Except as set forth above and on
SCHEDULE 3.2 hereof, Parent does not have any outstanding subscriptions, options, warrants, rights or other agreements or commitments obligating Parent to issue shares of its capital stock.

  (c) The authorized capital stock of Sub consists of 1,000,000 shares of Common Stock, par value $.01 per share, of which 100,000 shares are issued and outstanding, all of which are owned of record and beneficially by Parent.

  (d) To the best knowledge of Parent management, Parent's outstanding securities have been issued in compliance with all applicable federal and state securities laws.

  3.3    FINANCIAL STATEMENTS.  Parent's balance sheet as of March 31,
1998 and the related statements of income and retained earnings for the years ended March 31, 1997 and 1998, all certified by Schumacher & Associates, independent certified public accountants, and the unaudited balance sheets and related statements of income and retained earnings for the period ended December 31, 1998, copies of which have been delivered by Parent to Target, fairly present the financial condition of Parent as of said dates and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles consistently applied for the periods covered and comply in form and substance with applicable regulations of the SEC.

  3.4 ABSENCE OF UNDISCLOSED LIABILITIES. Except to the extent reflected or reserved against in Parent's balance sheet as of December 31, 1998, Parent did not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities"). All Liabilities will be paid by Parent prior to closing, except the fee payable to LMU & Company set forth in Section 3.14 will be paid at closing from funds received in Target's private placement offering.

  3.5 ABSENCE OF CERTAIN CHANGES. Except as disclosed on SCHEDULE 3.5, There has been no material adverse change in the business, properties or financial condition of Parent since December 31, 1998.

  3.6    LITIGATION    Except as disclosed on SCHEDULE 3.6, there is no
litigation, proceeding or investigation pending or, to the knowledge of Parent, threatened against Parent which if successful might result in a material adverse change in the business, properties or financial condition of Parent or Sub or which questions the validity or legality of this Agreement or of any action taken or to be taken by Parent in connection with this Agreement.

  3.7 CONTRACTS. Except as disclosed on SCHEDULE 3.7, Parent is not a party to any material contract not in the ordinary course of business which is to be performed in whole or in part at or after the date of this Agreement.

  3.8 TITLE. Parent has good and valid title to all property included in the balance sheet of Parent as of December 31, 1998, other than property
disposed of in the ordinary course of business after said date.   Except as
disclosed on SCHEDULE 3.8, the properties of Parent are not subject to any mortgage, encumbrance or lien of any kind.

  3.9 TAX RETURNS. Parent has timely filed all required federal, state and local tax returns and has no outstanding tax liabilities, including but not limited to income, withholding, property and corporate franchise taxes.

  3.10 NO VIOLATION. Consummation of the merger will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease or agreement, or any order, judgment, decree, law or regulation to which any property of Parent is subject or by which Parent is bound, except for breaches or defaults which in the aggregate would not have a materially adverse effect on Parent's properties, business operations or financial condition.

  3.11 AUTHORIZATION. Execution of this Agreement has been duly authorized and approved by Parent's Board of Directors. Execution of this Agreement has been duly authorized and approved by Sub's Board of Directors and sole shareholder.

  3.12 BOOKS AND RECORDS. The corporate minute books, stock certificate books, stock registers and other corporate records of Parent are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

  3.13 DISCLOSURE. Neither this Agreement nor any Schedule, Exhibit or certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of Parent or by any of Parent's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstance known to Parent which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, the Schedules, Exhibits, certificates or statements furnished in writing to Target in connection with the transactions contemplated by this Agreement.

  3.14   BROKER'S OR FINDER'S FEES.    Parent has utilized the services of
LMU & Company in connection with this transaction, and Parent shall be solely responsible for payment of fees due to LMU & Company in the amount of $100,000. Other than LMU & Company, Parent has retained no broker or finder to assist it in the transactions contemplated hereby, and owes no person a commission, brokerage fee, or finders' fee as a result hereof. Parent will indemnify and hold Target harmless from any claim for brokerage or finder's or investment advisor's fees or commissions arising out of the transactions contemplated hereby by any person claiming to have been engaged by Parent.

  3.15 AUTHORIZATION, EXECUTION AND DELIVERY. Parent and Sub each has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action; no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement and the transactions contemplated hereby.

  3.16 CONTINUITY OF BUSINESS ENTERPRISE. Parent will continue at least one significant historic business line of Target, or use at least a significant portion of Target's historic business assets in a business, in each case within the meaning of Treasury Reg. Section 1.368-1(d).

  3.17 SEC FILINGS. Parent is in compliance with all required filings as required by the United States Securities and Exchange Commission ("SEC"). However, it is acknowledged that the Forms 10-QSB required for periods ending September 30, 1997, and June 30, 1998, were not timely filed.

       Section 4.  Conduct of Target Pending the Effective Date
       --------------------------------------------------------

  Target covenants that between the date of this Agreement and the Effective Date:

  4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by Parent, prior to the Effective Time, Target will carry on its business in the ordinary course only, and, without limiting the generality of the foregoing, Target will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, and preserve its present relationships with persons having business dealings with it.

  4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by Parent, or contemplated by this Agreement, prior to the Closing Date, Target will not:

  (a)    amend its certificate or articles of incorporation or bylaws;

  (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, declare or pay any dividend or make any distribution on its capital stock in cash, stock or property, subdivide shares of capital stock into a greater number of shares, or redeem, repurchase or otherwise acquire any shares of capital stock;

  (c) discharge or satisfy or pay any lien, encumbrance, debt or obligation other than in the ordinary course of business;

  (d) sell, transfer or otherwise dispose of any of its assets otherwise than in the normal course of business;

  (e) incur or assume or authorize or commit to any expenditure(s) in excess of $25,000 in the aggregate other than in the ordinary course of business;

  (f) assume or guarantee, or agree to assume or guarantee, any debt, liability or other obligation of any person, firm or corporation; or

  (g) acquire control of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or enter into any agreement providing for any of the foregoing.

  4.3 ADVICE OF CHANGES. Until the Closing Date, Target will promptly advise Parent in writing after acquiring knowledge thereof, of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Target contained in this Agreement, if made on or as of the date of such event or the Effective Time, untrue or inaccurate in any material respect; and, (ii) any material adverse change in Target's business.

  4.4 ACCESS TO RECORDS AND PROPERTIES. Parent may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Target, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Target. Target agrees to furnish such assistance as Parent reasonably may request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, Parent and its employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of Target and the work papers and other records of its independent public accountants and shall provide to Parent such other information concerning the business of Target as Parent reasonably may request. Any such review described in this section shall be undertaken during normal business hours following reasonable notice to Target.

   Section 5.  Conduct of Parent and Sub Pending the Effective Date
   ----------------------------------------------------------------

  Parent and Sub covenant that between the date of this Agreement and the Effective Date:

  5.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by Target, prior to the Effective Time, Parent and Sub will carry on its business in the ordinary course only, and, without limiting the generality of the foregoing, Parent will use its best efforts to preserve its present business organization intact, keep available the services of its present officers and employees, and preserve its present relationships persons having business dealings with it.

  5.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise consented to in writing by Target, or contemplated by this Agreement, prior to the Closing Date, neither Parent nor Sub will:

  (a)    amend its certificate or articles of incorporation or bylaws;

  (b) issue, sell or deliver, or agree to issue, sell or deliver, any shares of any class of capital stock or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants or other rights calling for the issuance, sale or delivery of any such shares or convertible securities, declare or pay any dividend or make any distribution on its capital stock in cash, stock or property, subdivide shares of capital stock into a greater number of shares, or redeem, repurchase or otherwise acquire any shares of capital stock;

  (c) discharge or satisfy or pay any lien, encumbrance, debt or obligation other than in the ordinary course of business;

  (d) sell, transfer or otherwise dispose of any of its assets otherwise than in the normal course of business;

  (e) incur or assume or authorize or commit to any expenditure(s) in excess of $25,000 in the aggregate other than in the ordinary course of business;

  (f) assume or guarantee, or agree to assume or guarantee, any debt, liability or other obligation of any person, firm or corporation; or

  (g) acquire control of any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing or merge, consolidate or otherwise combine with any other corporation (except as provided for in this Agreement), or enter into any agreement providing for any of the foregoing.

  5.3 ADVICE OF CHANGES. Parent will promptly advise Target in writing after acquiring knowledge thereof, of (i) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Parent contained in this Agreement, if made on or as of the date of such event or at the Effective Time, untrue or inaccurate in any material respect; and, (ii) any material adverse change in the business of Parent and/or its Sub.

  5.4 ACCESS TO RECORDS AND PROPERTIES. Target may, prior to the Closing Date, through its employees, agents and representatives, make or cause to be made a detailed review of the business and financial condition of Parent, and make or cause to be made such investigation as it deems necessary or advisable of the properties, assets, businesses, books and records of Parent. Parent agrees to furnish such assistance as Target reasonably may request in conducting such review and investigation and will provide, and will cause its independent public accountants to provide, Target and its employees, agents and representatives full access to all books, records (including tax returns filed or in preparation), personnel and premises of Parent and the work papers and other records of its independent public accountants and shall provide to Target such other information concerning the business of Parent as Target reasonably may request. Any such review described in this section shall be undertaken during normal business hours following reasonable notice to Parent.

  5.5 GUARANTEE OF SUB OBLIGATIONS. Parent shall cause Sub to perform in a timely manner all its obligations, and to comply with all its agreements, in this Agreement and in the Articles of Merger.

                      Section 6 MUTUAL COVENANTS
                      --------------------------

  6.1 CONFIDENTIALITY. Parent and Target will use their best efforts to keep confidential any and all information furnished to one of them by the other or such other's representatives or independent public accountants in connection with the transactions contemplated by this Agreement, and the business and financial review and investigation referred to in Section 4.4 and Section 5.4, except to the extent any such information may be generally available to the public, and Parent and Target have instructed their respective officers, employees and other representatives having access to such information to comply with the obligation of confidentiality. In the event of termination of this Agreement, each of Parent and Target will promptly deliver to the other all originals and copies of documents, work papers and other material containing information concerning the other that was obtained from the other or its agents, employees or representatives in connection with such transactions or business and financial review and investigation, whether so obtained before or after the execution hereof, will not use any information so obtained, will not disclose or divulge such information to any other person and will keep confidential any information so obtained; PROVIDED, HOWEVER, that (after reasonable measures have been taken to maintain confidentiality and after giving reasonable notice to the other parties to this Agreement specifying the information involved and the manner and extent of the proposed use of disclosure thereof) (i) any disclosure of such information may be made by a party hereto to the extent required by applicable law or regulation or judicial or regulatory process and (ii) such information may be used by such party as evidence in or in connection with any pending or threatened litigation relating to this Agreement or any transaction contemplated hereby. The obligations arising under this Section 6.1 shall survive any termination or abandonment of this Agreement.

  6.2 EXPENSES. Whether or not the Merger is consummated, legal, accounting and other fees, costs and expenses to be incurred by each party regarding this Agreement and the transactions contemplated hereby shall be paid by the party incurring them. Notwithstanding any other provision in this Agreement, in the event of any dispute or controversy, in addition to any other remedies the prevailing party may obtain in such dispute, the prevailing party in such dispute shall be entitled to recover from the other party all of its reasonable legal fees and out-of-pocket costs incurred by such party in enforcing or defending its rights hereunder.

  6.3 AGREEMENT WITH RESPECT TO ACCOUNTING TREATMENT. Neither Parent nor Target knowingly will take any action that could prevent the Merger from being accounted for as a purchase or on a basis substantially similar thereto.

  6.4 FURTHER ASSURANCES. Each party hereto agrees to execute and deliver such instruments and take such other actions as any other party may reasonably require in order to carry out the intent of this Agreement.

       Section 7.  Conditions Precedent to Obligation of Target
       --------------------------------------------------------

  Target's obligation to consummate this Merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by Target:

  7.1 PARENT AND SUB REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Sub set forth in Section 3 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

  7.2 PARENT AND SUB COVENANTS. Parent and Sub shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

  7.3 GUARANTEE OF SUB OBLIGATIONS. Parent shall cause Sub to perform in a timely manner all of its obligations, and to comply with all its agreements, in this Agreement.

  7.4    OPINION OF PARENT'S COUNSEL. Parent shall have delivered to
Target the opinion of its counsel, Krys Boyle Freedman & Sawyer, P.C., dated the Effective Date, in form and substance satisfactory to counsel for Target, to the effect that:

  (a) Parent and Sub are corporations duly organized, validly existing and in good standing, and are duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

  (b) The authorized capital stock of Parent and Sub are as set forth in Section 3.2 hereof.

  (c) The execution and consummation of this Agreement have been duly authorized and approved by Parent's Board of Directors, Sub's Board of Directors and its sole shareholder, and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 3.10 hereof of which counsel has knowledge.

  (d) Counsel has no knowledge of any liabilities or obligations of the type described in Section 3.4 hereof, any litigation, proceeding, or investigation of the type described in Section 3.6 hereof, or any defects in title or mortgages, encumbrances or liens of the type described in
Section 3.8 hereof.

  (e) The shares of Parent Common Stock into which Target Common Stock is to be converted pursuant to this Agreement will, upon such conversion, be duly and validly authorized and issued in compliance with all applicable federal and state securities laws, and will be fully paid and nonassessable.

  7.5 ACCOUNTANT'S LETTER. Target shall have received a letter from Schumacher & Associates, certified public accountants, dated the Effective Date, in form and substance satisfactory to Target, stating that on the basis of consultation with officers of Parent, a limited review (but not an audit) of Parent's accounting records, and other specified procedures and inquiries, which Target may request in writing, nothing has come to their attention which indicates that there has been any material adverse change in the financial condition of Parent during the period from December 31, 1998 to a specified date not more than five days prior to the Effective Date.

       Section 8.  Conditions Precedent to Obligation of Parent
       --------------------------------------------------------

  Parent's obligation to consummate this merger shall be subject to fulfillment on or before the Effective Date of each of the following conditions, unless waived in writing by Parent:

  8.1 TARGET'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of Target set forth in Section 2 hereof shall be true and correct at the Effective Date as though made at and as of that date, except as affected by transactions contemplated hereby.

  8.2 TARGET'S COVENANTS. Target shall have performed all covenants required by this Agreement to be performed by it on or before the Effective Date.

  8.3 DISSENTING SHAREHOLDERS OF TARGET. Target shall have no shareholders dissenting from the merger.

  8.4 OPINION OF TARGET'S COUNSEL. Target shall have delivered to Parent the opinion of its counsel, Joseph J. McCann, Jr., Esq. dated the Effective Date, in form and substance satisfactory to counsel for Parent, to the effect that:

  (a) Target is a corporation duly organized, validly existing and in good standing, and is duly qualified to do business as a foreign corporation in each jurisdiction (if any) in which, to the best knowledge of counsel, its property or business requires such qualification.

  (b) Target's authorized capital stock is as set forth in Section 2.2 hereof.

  (c) The execution and consummation of this Agreement have been duly authorized and approved by Target's Board of Directors and shareholders and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.11 hereof of which counsel has knowledge.

  (d) Counsel has no knowledge of any liabilities or obligations of the type described in Section 2.5 hereof, any litigation, proceeding, or investigation of the type described in Section 2.7 hereof, or any defects in title or mortgages, encumbrances or liens of the type described in
Section 2.9 hereof.

  (e) The shares of Target Common Stock have been duly and validly authorized and issued, and are fully paid and nonassessable.

  8.5 TAX OPINION. Parent, Sub and Target shall have received an opinion of counsel from Brenman Bromberg & Tenenbaum, P.C., dated the Effective Date, in form and substance satisfactory to both parties, to the effect that the Transaction shall qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code.

  8.6 ACCOUNTANT'S LETTER. Parent shall have received a letter from Bennett Block Accountancy Corp., certified public accountants, dated the Effective Date, in form and substance satisfactory to Parent, stating that on the basis of consultation with officers of Target, a limited review (but not an audit) of Target's accounting records, and other specified procedures and inquiries, which Parent may request in writing, nothing has come to their attention which indicates that there has been any material adverse change in the financial condition of Target during the period from inception to a specified date not more than five days prior to the Effective Date.

  8.7 FUNDING. Target will conduct a private placement of its common stock which shall result in gross proceeds of up to $3,210,000 (the "Private Placement"). The Private Placement will be made under the provisions of Regulation D promulgated under the Securities Act of 1933, as amended. The offering will be made only to "Accredited Investors" as that
term is defined in Regulation D.   In connection with the Private
Placement, the Company may grant options as remuneration to certain broker-dealers and persons who are not broker-dealers who introduce the company to investors ("finders") in those jurisdictions where permissible.

  8.8 DUE DILIGENCE. Parent shall have completed a due diligence review of all books, records and business and financial affairs of Target reasonably satisfactory to it.


              Section 9.  Designation of Agent for Service
              --------------------------------------------

  As of the Effective Date, the Surviving Corporation hereby irrevocably appoints Roy Azarnoff as its agent to accept service of process in any action, suit or proceeding for the enforcement of any obligations of Target for which the Surviving Corporation is liable under this Agreement or the laws of California.

         Section 10.  Stand-still Agreement and Break-off Fee
         ----------------------------------------------------

   From and after the date of this Agreement and up to and including the Closing Date both parties agree to conduct their respective businesses in the ordinary course and agree that during such period each shall have the exclusive right to negotiate with the other with respect to the Merger and during such period each party agrees not to directly or through intermediaries solicit, entertain or otherwise discuss with any person or entity any other offer and neither Parent nor Target will issue or agree to issue, except as otherwise disclosed in this Agreement, any additional securities without the consent of the other party. Without the consent of the other party, neither party will, except in the ordinary course of business, transfer assets or create liabilities other than those contemplated herein. All reasonable expenses incurred in connection with the completion of the transactions contemplated herein shall be deemed to be in the ordinary course of business. Should any party be in violation of this provision, it shall pay the other party the greater of: (i) its expenses on an accountable basis, including time of its personnel and representatives reasonably incurred in connection with the Transactions; or, (ii) the sum of $25,000 as a Break-Off Fee within ten (10) days of written notice from the other party and if any party fails to pay such fee, it shall be liable to the other party for interest at the rate of eighteen percent (18%) per annum together with reasonable attorneys fees for collection.

                     Section 11.  Notice of Events
                     -----------------------------

  Each party shall promptly notify each other party of (a) any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement, or (b) any event, occurrence, transaction or other item which would have been required to have been disclosed on any Schedule, Exhibit or statement delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof, other than items arising in the ordinary course of business which would not render a change in any of the representations, warranties or other agreements of said party.


                        Section 12.  Termination
                        ------------------------

  12.1 CIRCUMSTANCES OF TERMINATION. This Agreement may be terminated (notwithstanding approval by the shareholders of Target hereto):

  (a) By the mutual consent in writing of the Boards of Directors of Target and Parent.

  (b)  By the Board of Directors of Target if any condition provided in
Section 7 hereof has not been satisfied or waived on or before the Effective Date.

  (c)  By the Board of Directors of Parent if any condition provided in
Section 8 hereof has not been satisfied or waived on or before the Effective Date.

  (d) By the Board of Directors of Parent if the Closing has not occurred by February 28, 1999, subject to an extension of up to 10 days which may be exercised by Parent upon written notice to Target.

  12.2 EFFECT OF TERMINATION. In the event of a termination of this Agreement pursuant to Section 12.1(a) hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement and no party (or any of its officers, directors and shareholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder.

  In the event of a termination of this Agreement pursuant to Sections 12.1(b), (c) and (d) hereof, the party at fault shall be liable to the other party for all reasonable costs and expenses, but shall not be liable for damage or loss of anticipated profits hereunder except as set forth in
Section 10 hereof.

                     Section 13. General Provisions
                     ------------------------------

  13.1 FURTHER ASSURANCES. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

  13.2 WAIVER. Any failure on the part of either party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

  13.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

  13.4 HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

  13.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado, without regard to conflict of laws. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

  13.6 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

  13.7 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


  Section 14.  Survival of Representations, Warranties and Agreements
  -------------------------------------------------------------------

  All of the representations and warranties of the parties contained in this Agreement shall survive for a period of two years after the Closing Date.

        Section 15.  Indemnity Agreements of Parent and Target
        ------------------------------------------------------

  Parent and Target each shall indemnify, defend, reimburse and hold harmless the other from and against any and all Losses resulting from:

  (a) Any inaccuracy in, or breach of, any representation and warranty or nonfulfillment of any covenant on the part of Parent or Target, respectively, contained in this Agreement.

  (b) Any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Parent or Target, respectively, contained in any other agreement, certificate or other instrument furnished or to be furnished to the other party by that party pursuant to this Agreement.

                     Section 16.  Other Agreements
                     -----------------------------

  16.1 PUBLIC DISCLOSURE. None of the parties hereto shall issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby not required by law except upon the written consent of the other party hereto. Such approval shall not be unreasonably withheld.

  16.2 NOTICES. All consents, waivers, notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile transmission or by overnight courier to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

         (1)  If to Parent or Sub to:

              Versailles Capital Corp.
              c/o LMU & Company
              1200 17th Street, Suite 1000
              Denver, Colorado 80202
              Attn: L. Michael Underwood, President
              (303) 534-1119 (Telephone)
              (303) 534-1016 (Fax)

              With a copy to:

              Jon D. Sawyer, Esq.
              Krys Boyle Freedman & Sawyer, P.C.
              600 17th Street, #2700
              South Tower
              Denver, Colorado 80202
              (303) 893-2300 (Telephone)
              (303) 893-2882 (Fax)

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

         (2)  If to Target to:

              British Lion Medical, Inc.
              21550 Oxnard Street, Suite 835
              Woodland Hills, CA  91367
              Attn: Lois Rezler, President
              (818) 646-0400 (Telephone)
              (818) 676-0010 (Fax)

              With a copy to:

              A. Thomas Tenenbaum, Esq.
              Brenman Bromberg & Tenenbaum, P.C.
              Mellon Financial Center, Suite 1001
              1775 Sherman Street
              Denver, CO  80203
              (303) 894-0234 (Telephone)
              (303) 839-1633 (Fax)

Any party may change the address to which notices, requests, demands and other communications hereunder are to be sent to such party by giving the other parties hereto written notice thereof in accordance with this Section 16.2.

  16.3 BINDING EFFECT. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided that this Agreement may not be assigned by any party without the consent of the other parties.

  16.4 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

  16.5 SCHEDULES AND EXHIBITS. The Schedules and Exhibits referred to in this Agreement shall be construed as an integral part of this Agreement as if the same had been set forth herein and shall be satisfactory in form and substance to each party hereto.

  16.6 APPLICABLE LAW AND JURISDICTION. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Colorado without regard to conflict of law. This Agreement shall be subject to the jurisdiction and venue of the state and federal courts situated in Denver, Colorado.

  16.7 NO BENEFIT TO THIRD PARTIES. No provision of this Agreement is intended to confer any rights or remedies upon any person not a party of this Agreement.

  16.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute only one document. It shall not be necessary

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

in making proof of this Agreement to produce or account for more than one such counterpart.

  16.9   ACKNOWLEDGMENTS.

  (a) The parties represent and acknowledge that each has been represented and advised by counsel in connection with this Agreement.

  (b) Parent will prepare and file a registration statement on Form S-8 with the Securities and Exchange Commission. Pursuant to an agreement between the Parent and LMU & Company ("LMU"), the Parent will exchange the shares owned by LMU for a like number of shares registered under the Form S-8 Registration Statement.

  (c) Parent acknowledges that in connection with the merger management of Target intends (but is not obligated) to sell up to 200,000 shares of Target Common Stock representing less than five percent of Parent Common Stock to be issued and outstanding upon completion of the merger at $1.50 per share, and that such shares will be subject to a two (2) year lock-up agreement between the purchaser and the seller, which is less than the share price of Target Private Placement set forth in Section 8.8 hereof.

  (d) The parties represent and acknowledge that following the merger, the Board of Directors of the Parent will submit to a vote of its shareholders the following amendments to its Articles of Incorporation: (A) recapitalize its authorized 6 billion shares of Common Stock, $0.05 par value per share, to 50,000,000 shares of Common Stock, $0.01 par value per share, and its issued and outstanding shares of Common Stock, $0.05 par value per share, from 1,284,116 shares to 256,823 shares, $0.01 par value per share, by a reverse split of 1 share for 5 shares; (B) authorize 10,000,000 shares of Preferred Stock, $.01 par value per share, the series and preferences of which the Board of Directors shall be authorized to designate; and (C) change its name to Amerimmune Pharmaceuticals, Inc.

  IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                 VERSAILLES CAPITAL CORP., a Colorado
                                 corporation ("Parent")



                                 By /s/ L. MICHAEL UNDERWOOD
                                   ------------------------------------
                                   President

                                 AMERIMMUNE, INC., a Colorado corporation
                                 ("Sub")



                                 By /s/ L. MICHAEL UNDERWOOD
                                   ------------------------------------
                                   President

                                 BRITISH LION MEDICAL, INC., a California corporation ("Target")



                                 By /s/ LOIS REZLER
                                   ------------------------------------
                                   Lois Rezler, President









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